Exhibit 107

Calculation of Filing Fee Tables

Post-Effective Amendment to Form S-3

(Form Type)

Natera, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share(1)	Rule 457(c)	293,201(2)	$39.54(3)	$11,593,167.54	0.00011020	$1,277.57
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share(1)	Rule 457(c)	545,893	$122.44(4)	$66,839,138.92	0.00010910	$7,292.15
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					$78,432,306.46		$8,569.72
	Total Fees Previously Paid							$7,292.15
	Total Fee Offsets							—
	Net Fee Due							$1,277.57

(1)       839,094 shares of the Registrant’s common stock are being registered solely in connection with the resale of the Registrant’s common stock by certain selling stockholders (the “Selling Stockholders”), including 545,893 shares for which a registration fee was previously paid.

(2)       Calculated pursuant to Rule 457(c), based on the 293,201 newly registered shares (the difference of the 839,094 shares being registered solely in connection with the resale of the Registrant’s common stock by the Selling Stockholders and the 545,893 shares for which a registration fee was previously paid) multiplied by $39.54 per share.

(3)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock on the Nasdaq Global Select Market on November 30, 2022, which was $39.54 per share.

(4)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock on the Nasdaq Global Select Market on September 3, 2021 which was $122.44 per share.